As filed with the United States Securities and Exchange Commission on August 13, 2004

Registration No. 333-**

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

ORTHOVITA, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	23-2694857
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

45 Great Valley Parkway

Malvern, PA 19355

(610) 640-1775

(Address of Principal Executive Offices)

Amended and Restated 1997 Equity Compensation Plan

(Full Title of the Plan)

Antony Koblish

Chief Executive Officer

Orthovita, Inc.

45 Great Valley Parkway

Malvern, PA 19355

(Name and Address of Agent for Service)

(610) 640-1775

(Telephone Number, Including Area Code, of Agent for Service)

Copy of all communications to:

Stephen A. Jannetta

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, Pennsylvania 19103-2921

(215) 963-5000

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $.01 par value per share	2,500,000	$3.92	$9,800,000.00	$1,241.66

(1)	This Registration Statement covers shares of the Registrant’s Common Stock which may be offered or sold pursuant to the Amended and Restated 1997 Equity Compensation Plan (the “Plan”), as amended on May 4, 2004. The contents of four earlier registration statements (Registration Nos. 333-66681, 333-90981, 333-100034 and 333-107282) covering 850,000, 500,000, 2,500,000 and 1,000,000 shares of common stock, respectively, under the Plan are incorporated by reference in this Registration Statement. This Registration Statement also relates to an indeterminate number of shares of Common Stock of the Registrant which may be issued upon stock splits, stock dividends, or similar transactions in accordance with Rule 416 promulgated under the Securities Act of 1933, as amended (the “Act”).
(2)	Estimated pursuant to Rule 457(c) and (h) promulgated under the Act solely for the purpose of calculating the registration fee, based upon the average high and low sales prices for a share of the Registrant’s Common Stock on August 12, 2004, as reported on the Nasdaq National Market.

INCORPORATION OF DOCUMENTS BY REFERENCE

Pursuant to General Instruction E of Form S-8, we are filing this Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) to include an additional 2,500,000 shares under our Amended and Restated 1997 Equity Compensation Plan. Pursuant to General Instruction E, the following documents previously filed with the Commission are hereby incorporated by reference:

(a) our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 filed with the Commission on March 9, 2004;

(b) our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 filed with the Commission on May 7, 2004;

(c) our Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 filed with the Commission on August 6, 2004;

(d) our Current Report on Form 8-K filed with the Commission on June 30, 2004;

(e) the description of our Common Stock contained in our Form 8-A Registration Statement filed with the Commission on June 24, 1998, including any amendment or reports filed for the purpose of updating such description;

(f) our Form S-8 Registration Statement No. 333-66681 filed with the Commission on November 2, 1998;

(g) our Form S-8 Registration Statement No. 333-90981 filed with the Commission on November 15, 1999;

(h) our Form S-8 Registration Statement No. 333-100034 filed with the Commission on September 24, 2002; and

(i) our Form S-8 Registration Statement No. 333-107282 filed with the Commission on July 23, 2003.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

EXPERTS

The consolidated financial statements of Orthovita, Inc. as of December 31, 2003 and 2002, and for each of the years in the two-year period ended December 31, 2003, have been incorporated by reference herein from the Annual Report on Form 10-K of Orthovita, Inc. for the year ended December 31, 2003 in reliance upon the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Orthovita, Inc. as of December 31, 2001, and for the

year ended December 31, 2001, incorporated by reference in this Registration Statement from the Annual Report on Form 10-K of Orthovita, Inc. for the year ended December 31, 2001, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto.

Arthur Andersen LLP previously served as our independent accountants. Representatives of Arthur Andersen LLP are not available to provide the consents required for the inclusion of their report on our consolidated financial statements for the year ended December 31, 2001 and for the year ended December 31, 2001 incorporated by reference into this Registration Statement and we have dispensed with the requirement to file their consent in reliance upon Rule 437a of the Securities Act of 1933. Because Arthur Andersen LLP has not consented to the inclusion of their reports incorporated by reference in this Registration Statement, investors will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act of 1933. In addition, the ability of Arthur Andersen LLP to satisfy any claims (including claims arising from its provision of auditing and other services to us) may be limited as a practical matter due to the circumstances involving Arthur Andersen LLP.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The following Exhibits are filed as part of this Registration Statement:

Exhibit Numbers	Exhibit
5.1	Opinion of Morgan, Lewis & Bockius LLP

10.1	Amended and Restated Orthovita, Inc. 1997 Equity Compensation Plan

23.1	Consent of KPMG LLP

23.2	Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (included as part of the signature page)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Malvern, Pennsylvania on this 11th day of August 2004.

ORTHOVITA, INC.

By:	/s/ ANTONY KOBLISH
Antony Koblish
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below as of the 11th day of August 2004 by or on behalf of the following persons in the capacities indicated.

Each person in so signing also makes, constitutes and appoints Antony Koblish, Chief Executive Officer, President and Director of Orthovita, and Joseph M. Paiva, Chief Financial Officer of Orthovita, and each of them acting alone, as his true and lawful attorneys-in-fact, with full power of substitution and resubstitution, in his name, place and stead, to execute and cause to be filed with the Securities and Exchange Commission, any or all amendments to this Registration Statement (including post-effective amendments to the Registration Statement and any such related registration statements), and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ ANTONY KOBLISH	Chief Executive Officer, President and Director (principal executive officer)	August 11, 2004
Antony Koblish

/s/ JOSEPH M. PAIVA	Chief Financial Officer (principal financial and accounting officer)	August 11, 2004
Joseph M. Paiva

/s/ DAVID FITZGERALD	Director	August 11, 2004
David Fitzgerald

/s/ MORRIS CHESTON, JR.	Director	August 11, 2004
Morris Cheston, Jr.

/s/ ROBERT M. LEVANDE	Director	August 11, 2004
Robert M. Levande

/s/ MARY PAETZOLD	Director	August 11, 2004
Mary Paetzold

/s/ RUSSELL B. WHITMAN	Director	August 11, 2004
Russell B. Whitman

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